EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
Parent
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FSF Financial Corp.


                                     Percentage                State of
Subsidiaries                           Owned                 Incorporation
------------                           -----                 -------------

First Federal fsb (a)                   100%                 United States


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(a)  Because FSF Financial  Corporation  neither  completed  its initial  public offering not conducted any operations prior to the year ended September 30, 1994, the operations of First Federal fsb are included in the consolidated financial statements contained in the 1994 Annual Report to Stockholders incorporated herein by reference. First Federal fsb became a wholly owned subsidiary of FSF Financial Corp. on October 6, 1994.